Exhibit 99.(a)(4)

EMERALD DAIRY INC.
_____________________

AMENDED AND RESTATED
OFFER TO AMEND AND
EXCHANGE
_____________________

ELECTION FORM

This Election Form (this “Election Form”) relates to the offer (the “Offer”) by Emerald Dairy Inc., a Nevada corporation (“Emerald Dairy,” “we” or “us”), described in the Amended and Restated Offer to Amend and Exchange, dated as of July 24, 2009 (the “Offer to Amend and Exchange”), distributed to all holders of 7,629,476 outstanding warrants originally issued in connection with the private offerings Emerald Dairy consummated in October 2007, having exercise prices of $0.94, $1.50, $1.63, $2.04 and $3.26 per share (the “Original Warrants”). To participate in the Offer and exchange your eligible Original Warrant(s) for amended warrants exercisable at reduced exercise prices (“Amended Warrants”) (as described in the Offer to Amend and Exchange), you must (a) properly complete, sign, date and deliver this Election Form to Computershare Inc., 250 Royall Street, Canton, MA 02021, Attn.: Voluntary Transfers, pursuant to the Instructions accompanying this Election Form, and (b) deliver to Computershare Inc. at the foregoing address your original signed Warrant(s).  We must receive your Election Form and original Warrant(s) no later than midnight, Eastern Time, on August 13, 2009 (the “Expiration Date”), which is the date our Offer will expire, unless extended.  Failure to submit any of these items will result in a the rejection of your tender.  Please note that delivery of your Election Form by facsimile will not be accepted.

If Computershare Inc. receives one or more Election Forms and one or more Withdrawal Forms signed by you, we will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

If you elect to participate in the Offer, and we decide to accept your tender, your Original Warrants will be exchanged by us for Amended Warrants concurrently with the expiration of the Offer. A warrant certificate representing an equal number of Amended Warrants to purchase shares of common stock, par value $.001 per share, of Emerald Dairy for which your Original Warrant(s) have been exchanged will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Amend and Exchange.

Questions may be directed to Computershare Inc. by telephone at 800-546-5141.

ACKNOWLEDGEMENT AND SIGNATURE:

Capitalized terms not otherwise defined in this Election Form shall have the meanings ascribed to them in the Offer to Exchange.

Upon the terms and subject to the conditions set forth in the Offer to Exchange, I hereby tender to Emerald Dairy Inc. the Original Warrants specified in the table below for Amended Warrants, subject to the terms described in the applicable form of Amended Warrant provided to me with the Offer to Exchange.

Subject to, and effective upon, Emerald Dairy's acceptance of the tendered Original Warrants in accordance with the terms and subject to the conditions of the Offer to Exchange, I hereby terminate all right and interest I have in the tendered Original Warrants and sell, assign and transfer to, or upon the order of, Emerald Dairy all right, title and interest in and to the tendered Original Warrants.

I understand and acknowledge that:

(1)   To accept the Offer I must comply with the terms and conditions of the Offer to Exchange and related documents;

(2)   Upon Emerald Dairy's acceptance of the tendered Original Warrants, on or immediately after the Expiration Date, such tendered Original Warrants will be cancelled;

(3)   By tendering the Original Warrants pursuant to the procedure described in the Offer to Exchange and in the instructions to this Election Form, I accept the terms and conditions of the Offer to Exchange;

(4)   Emerald Dairy has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer to Exchange;

(5)   The Offer to Exchange is not being offered to holders in any State or other jurisdiction in which the offering would not be in compliance with the laws of such State or other jurisdiction; and

(6)   All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this tender is irrevocable.

I hereby represent and warrant that:

(1)   I have the full power and authority to tender the Original Warrants and that, when and to the extent the Original Warrants are accepted for exchange by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2)   Upon request, I will execute and deliver any additional documents deemed by Emerald Dairuy to be necessary or desirable to complete the exchange of the Original Warrants pursuant to the Offer to Exchange.

(3)   I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants;

(4)   I have had the opportunity to review the current business prospects, financial condition and operating history of Emerald Dairy as set forth or incorporated by reference in the Offer to Exchange; and

(5)   I have had the opportunity to ask questions and receive answers from Emerald Dairy regarding the terms and conditions of the Offer to Exchange and I have received all the information I consider necessary or appropriate for deciding whether to accept the offer.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Original Warrant(s) tendered by the undersigned (check all that apply).

☐	I own of record the following Original Warrant having an exercise price of $0.94 per share:

Date of Issuance of Original Warrant:_________________________________________

Face Amount of Original Warrant (Number of Shares Available for Purchase Represented by Instrument):

☐ I wish to exchange the above Warrant as to ______________ shares of Common Stock for Amended Warrants Having a Reduced Cash Exercise Price of $0.75 per share

☐ I wish to retain (i.e., not tender in the Offer) the above Original Warrant as to ______________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Original Warrant having an exercise price of $1.50 per share:

Date of Issuance of Original Warrant:______________________________________________

Face Amount of Original Warrant (Number of Shares Available for Purchase Represented by Instrument):

☐ I wish to exchange the above Warrant as to ______________ shares of Common Stock for Amended Warrants Having a Reduced Cash Exercise Price of $1.20 per share

☐ I wish to retain (i.e., not tender in the Offer) the above Original Warrant as to ______________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Original Warrant having an exercise price of $1.63 per share:

Date of Issuance of Original Warrant:_______________________________________________

Face Amount of Original Warrant (Number of Shares Available for Purchase Represented by Instrument):

☐ I wish to exchange the above Original Warrant as to ______________ shares of Common Stock for Amended Warrants Having a Reduced Cash Exercise Price of $1.30 per share

☐ I wish to retain (i.e., not tender in the Offer) the above Original Warrant as to ______________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Original Warrant having an exercise price of $2.04 per share:

Date of Issuance of Original Warrant:______________________________________________

Face Amount of Original Warrant (Number of Shares Available for Purchase Represented by Instrument):____

☐ I wish to exchange the above Original Warrant as to ______________ shares of Common Stock for Amended Warrants Having a Reduced Cash Exercise Price of $1.63 per share

☐ I wish to retain (i.e., not tender in the Offer) the above Original Warrant as to ______________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Original Warrant having an exercise price of $3.26 per share:

Date of Issuance of Original Warrant:_______________________________________________

Face Amount of Original Warrant (Number of Shares Available for Purchase Represented by Instrument):_________

☐ I wish to exchange the above Original Warrant as to ______________ shares of Common Stock for Amended Warrants Having a Reduced Cash Exercise Price of $1.63 per share

☐ I wish to retain (i.e., not tender in the Offer) the above Original Warrant as to ______________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________
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